Oppenheimer Quest Officers Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income           Capital Gains           Price

  12/30/94          0.0366000      0.0000000           10.130
  12/27/95          0.2644000      0.8337000           12.270



1.  Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

          1           ERV n
   --------------- = n              (---) - 1 = average annual total return
   number of years     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000



Examples, assuming a maximum sales charge of 0.00%:


  One Year                          Inception

  $1,351.69 1                       $1,668.57 0.5049
 (---------)  - 1 = 35.17%         (---------)  - 1 = 29.50%
    $1,000                           $1,000



Examples at NAV:



  One Year                          Inception

  $1,351.69 1                       $1,668.57 0.5049
 (---------)  - 1 = 35.17%         (---------)  - 1 = 29.50%
    $1,000                           $1,000





Oppenheimer Quest Officers Value Fund
Page 2


2.  Cumulative Total Returns for the Periods Ended 10/31/96:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return



Examples, assuming a maximum sales charge of 0.00%:

  One Year                         Inception

  $1,351.69 - $1,000                                     $1,668.57 - $1,000
  ------------------  = 35.17%     ------------------ =
66.86%                    $1,000                   $1,000



Examples at NAV:

  One Year                         Inception

  $1,351.69 - $1,000                                     $1,668.57 - $1,000
  ------------------  = 35.17%     ------------------ = 66.86%
        $1,000                           $1,000